UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2005

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

3260 Blume Drive, Suite 500, Richmond, California 94806

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 28, 2005, Neurobiological Technologies, Inc. (the “Company”) completed the previously announced sale of its worldwide rights to XERECEPT, a Phase III clinical compound for the treatment of peritumoral brain edema, the swelling associated with brain tumors, to two wholly owned subsidiaries of Celtic Pharma Holdings L.P. (the “Buyers”). The sale was made pursuant to an Asset Purchase Agreement, dated September 19, 2005, between the Company and the Buyers. At closing, the Company received $20 million and will receive an additional $13 million in non-contingent payments to be made through January 2007.

Also on November 28, 2005, the Company entered into a Collaboration and Services Agreement with one of the Buyers, pursuant to which the Company will provide the Buyer with certain services in connection with the clinical development of XERECEPT in the United States. The Buyer will reimburse the Company for the costs of these development services. A copy of the Collaboration and Services Agreement is filed herewith as Exhibit 10.1.

On November 29, 2005, the Company issued a press release announcing the completion of the sale of XERECEPT to the Buyers. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit No.	Description

	10.1	Collaboration and Services Agreement between the Company and Neutron Ltd, dated November 28, 2005

	99.1	Press release dated November 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 1, 2005

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Jonathan R. Wolter
Jonathan R. Wolter Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Collaboration and Services Agreement between the Company and Neutron Ltd, dated November 28, 2005

99.1	Press release dated November 29, 2005